Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is entered into as of December 20, 2006, by and between CAREER EDUCATION CORPORATION, a Delaware corporation (the “Company”) and John M. Larson (the “Seller”).

RECITALS

WHEREAS, the closing price for the Common Stock as reported on the NASDAQ Global Select Market on December 20, 2006 (the “Closing Date”), was $25.01 per share (the “Closing Price”);

WHEREAS, the Seller has delivered to the Company an irrevocable notice of exercise of stock options (the “Options”), to purchase an aggregate of 1,652,000 shares (the “Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”), effective as of December 20, 2006, in the form attached hereto as Exhibit A (the “Notice of Exercise”), for an aggregate exercise price of $13,725,756.00 (the “Aggregate Exercise Price”), to be paid by the Seller on the Closing Date;

WHEREAS, the Seller desires to sell to the Company, and the Company desires to purchase from the Seller, all of the Shares for a per share purchase price equal to the Closing Price, representing an aggregate purchase price of $41,316,520.00 (the “Purchase Price”), subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SALE OF SHARES

1.1           Sale of Shares to Company.  In reliance upon the respective representations and warranties of the parties set forth herein, the Seller shall sell to the Company, free and clear of any Liens (as defined in Section 2.2), and the Company shall purchase from the Seller, the Shares for an aggregate amount equal to the Settlement Price (as defined below).

1.2           Delivery.  On the Closing Date, pursuant to this Agreement, the Seller hereby surrenders any stock certificate or stock certificates evidencing the Shares, together with any letters of instruction, stock powers or any other documents reasonably necessary to effect the purchase of the Shares by the Company.

1.3           Settlement.  On December 26, 2006, the Company will deliver an amount representing the Purchase Price less the Aggregate Exercise Price, subject to all applicable federal, state and local tax withholding requirements related to the exercise of the Options (the “Settlement Price”), by wire transfer to an account specified in writing by the Seller.  The Seller acknowledges that, following delivery of the Settlement Price, the Seller shall have no further rights whatsoever with respect to the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Company as follows:

2.1           Authority and Enforceability.  The Seller has full power, right and authority to enter into and perform his obligations under this Agreement.  This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.  No permit, approval or consent of, or notification to any governmental entity or any other person is necessary in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.

2.2           Title to Shares.  Upon exercise of the Options, the Seller will be the beneficial and record owner of the Shares, free and clear of any liens, claims, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”).  Upon exercise of the Options, the Seller will have good and marketable title to the Shares, free and clear of all Liens whatsoever  Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, the Company will acquire good and marketable title to all of the Shares, free and clear of any Liens whatsoever.

2.3           No Violation.  None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Seller of the terms hereof will (with or without notice or passage of time or both): result in the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which Seller or Seller’s properties may be bound.

2.4           Acknowledgment.  Except as expressly set forth herein, the Seller acknowledges that the Company has not made, and is not making, any representation or warranty as to the business, properties, condition (financial or otherwise), risks, results of operations, prospects or any other aspect of the operations of the Company or its subsidiaries.  The Seller has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transaction contemplated to be made hereunder.  The Seller has adequate information and has made his own independent investigation concerning the business, properties, condition (financial or otherwise), risks, results of operations and prospects of the Company and its subsidiaries taken as a whole to make an informed decision regarding the sale of Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller as follows:

3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2           Authorization; Power.  The Company has all requisite corporate power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement.  All action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, has been taken.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3           No Violation.  Neither the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Company of the terms hereof will (with or without notice or passage of time or both) conflict with or result in a breach of any provision of the organizational documents of the Company.

ARTICLE IV

INDEMNIFICATION

4.1           Indemnification by the Seller.  From and after the Closing, the Seller agrees to indemnify, defend and save the Company and its officers, directors, employees, agents, attorneys, affiliates and successors and assigns (all or each, a “Company Indemnified Party”) forever harmless from and against any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the “Losses”) suffered, sustained or incurred by any Company Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of: (a) any misrepresentation in or breach of the representations or warranties of the Seller contained in this Agreement or (b) the failure of Seller to perform any of his covenants or obligations contained in this Agreement.  A Company Indemnified Party’s remedy for any indemnification hereunder shall be satisfied by prompt payment from Seller.

4.2           Indemnification by Company.  From and after the Closing, the Company agrees to indemnify, defend and save the Seller, and his successors, heirs, agents and attorneys (each, a “Seller Indemnified Party”) forever harmless from and against any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of: (i) any misrepresentation in or breach of the representations and warranties of the

Company contained in this Agreement or (ii) the failure of the Company to perform any of its covenants or obligations contained in this Agreement.

ARTICLE V

MISCELLANEOUS

5.1           Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement.

5.2           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

5.3           Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Seller, to:

John M. Larson

230 Westfield Way

Barrington Hills, Illinois 60010

with a copy to:

Sonnenschein Nath & Rosenthal LLP

7800 Sears Tower

233 South Wacker Drive

Chicago, Illinois  60606

Attention: Dominic J. DeMatties, Esq.

If to the Company, to:

Career Education Corporation

2895 Greenspoint Parkway

Suite 600

Hoffman Estates, Illinois 60169

Attention: Gail B. Rago, Esq.

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois  60661

Attention: Lawrence D. Levin, Esq.

5.4           Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

5.5           Further Assurances.  From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer or other agreements and take such actions as the other party hereto may request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties’ respective obligations hereunder.

5.6           Final Agreement.  This Agreement and Notice of Exercise, taken together, constitute the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect thereto.

5.7           No Inducement.  The undersigned parties hereby represent and warrant that they have not been induced to agree to and execute this Agreement by any statement, act, or representation of any kind or character by anyone, except as contained herein.  The parties further represent that each of them has fully reviewed this Agreement and has full knowledge of its terms, and each executes this Agreement of his own choice and free will, after having received the advice of their respective attorneys.

5.8           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

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Signature page follows.]

The parties hereto have executed this Agreement on the date first set forth above.

SELLER:

/s/ John M. Larson
John M. Larson

COMPANY:

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Name:	Patrick K. Pesch
Its:	Chief Financial Officer

EXHIBIT A

Notice of Exercise

NOTICE OF EXERCISE

OF STOCK OPTIONS UNDER

CAREER EDUCATION CORPORATION

1998 EMPLOYEE INCENTIVE COMPENSATION  PLAN

1.               Exercise.  John M. Larson, (the “Optionee”) hereby notifies Career Education Corporation, (the “Company”) of, and irrevocably commits to, the Optionee’s election to exercise the outstanding options granted to Optionee on May 20, 1999, June 28, 2000 and May 11, 2001 (collectively, the “Options”), under the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”) as follows:

☐            This Notice is to purchase 120,000 shares of Common Stock at $4.6563 per share ($558,756.00);

☐            This Notice is to purchase 932,000 shares of Common Stock at $6.00 per share ($5,592,000.00);

☐            This Notice is to purchase 600,000 shares of Common Stock at $12.625 per share ($7,575,000.00);

☐            The exercise date for the shares of Common Stock purchased pursuant to this Notice is December 20, 2006; and

☐            The total amount due to the Company pursuant to this Notice is $13,725,756.00 (the “Aggregate Exercise Price”).

2.               Payment and Withholding.  The Aggregate Exercise Price shall be paid consistent with, and pursuant to, that certain Share Repurchase Agreement by and between the Company and Optionee dated December 20, 2006 (the “Repurchase Agreement”).  Any amounts required to be withheld by the Company as a result of the exercise described in this Notice of Exercise shall be taken from Optionee’s proceeds under the Repurchase Agreement.

3.               Acknowledgements.  The Optionee agrees and understands that the shares of Common Stock received pursuant to this Notice of Exercise are subject to the terms of the Plan, as may be applicable.

4.               Definitions.  Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Notice of Exercise, this 20th day of December, 2006.

OPTIONEE

Agreed and Accepted this 20th day of December, 2006.

CAREER EDUCATION CORPORATION

By:__________________________________

Name:_______________________________

Its:__________________________________

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